UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 26, 2014

Repros Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15281 (Commission File Number)	76-0233274 (I.R.S. Employer Identification No.)

2408 Timberloch Place, Suite B-7
The Woodlands, TX	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 719-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2014, the Compensation Committee of the Board of Directors of Repros Therapeutics Inc. (the “Company”) approved grants to Joseph S. Podolski, the Company’s President and Chief Executive Officer and President, and Ronald Wiehle, the Company’s Vice President, Research and Development, of options to purchase 150,000 shares and 75,000 shares, respectively, of the Company’s common stock, $0.001 per share (the “Common Stock”), as compensation for their continued efforts in furtherance of the Company’s efforts to develop and commercialize Androxal®. The options, which were granted under the Company’s 2011 Equity Incentive Plan, have a per share exercise price of $17.47, the closing price of the Common Stock on the Nasdaq Stock Market on the date of grant, a term of 10 years, and will vest in quarterly installments over the three years following the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPROS THERAPEUTICS INC.

By:	/s/ Kathi Anderson
Kathi Anderson
CFO

Dated: April 1, 2014